UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 6, 2012

Tortoise Capital Resources Corporation
(Exact Name of Registrant as Specified in Its Charter)

Maryland	1-33292	20-3431375
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11550 Ash Street, Suite 300, Leawood, KS	66211
(Address of Principal Executive Offices)	(Zip Code)

(913) 981-1020
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 8, 2012, Tortoise Capital Resources Corporation (the “Company”) announced that effective June 6, 2012, Terry Matlack resigned as Chief Financial Officer of the Company and Edward Russell resigned as President of the Company.  Effective June 6, 2012, the Board of Directors of the Company appointed David J. Schulte as President of the Company and Rebecca M. Sandring as Chief Accounting Officer and Secretary of the Company.   Mr. Schulte also remains Chief Executive Officer of the Company and Ms. Sandring also remains as Treasurer of the Company.  Information regarding these new officers is set forth below.

David J. Schulte, Born 1961
Mr. Schulte is a co-founder and Managing Director of both Corridor InfraTrust Management, LLC (“Corridor”) and Tortoise Capital Advisors, L.L.C. (“TCA”), where he serves on the investment committee. In addition, Mr. Schulte serves as Senior Vice President of Tortoise Energy Infrastructure Corporation (NYSE: TYG), Tortoise Energy Capital Corporation (NYSE: TYY), Tortoise North American Energy Corporation (NYSE: TYN), Tortoise Power and Energy Infrastructure Fund Inc. (NYSE: TPZ), Tortoise MLP Fund, Inc. (NYSE: NTG), and Tortoise Pipeline & Energy Fund, Inc. (NYSE: TTP). From 1993-2002, Mr. Schulte was a Managing Director at Kansas City Equity Partners, L.C. (“KCEP”). While a partner at KCEP, Mr. Schulte led private financing for two growth MLP’s in the energy infrastructure sector, Inergy, L.P., where he served as a director, and MarkWest Energy Partners, L.P., where he was a board observer. Prior to joining KCEP, Mr. Schulte had over five years of experience completing acquisition and public equity financings as an investment banker at the predecessor of Oppenheimer & Co., Inc. In 2011, Mr. Schulte and his partners at TCA were awarded the Ernst & Young Entrepreneur of the Year® award for financial services companies in the Central Midwest region.

Rebecca M. Sandring, Born 1960
She has over 20 years of experience in the energy industry. As a Vice President with The Calvin Group, she created strategic business plans resulting in third party investments and provided financial leadership to a wind development company, which resulted in planned project cost reductions. From 1993-2008 Ms. Sandring had various roles at Aquila Inc, formerly UtiliCorp United, a regulated gas and electric utility serving a multi-state region with international operations including transmission, distribution and generation. Ms. Sandring’s roles at UtiliCorp and then Aquila Inc. were in operational finance, and included business valuations, project and corporate finance, process efficiency, implementation of complex GAAP accounting policies and internal accounting and risk system designs. As Director of Finance at Aquila, Inc. she was responsible for leading the internal finance team, which worked with external advisors regarding the strategic alternatives for Aquila, Inc. In her role as Director of Finance for the unregulated power generation division, which had over 4,000 megawatts of generation capacity, she was responsible for building the accounting, strategic planning and forecasting team and process. Ms. Sandring received an Executive Masters in Business Administration from the University of Missouri-Kansas City, and a Bachelor of Science in Accounting from William Jewel College.

Mr. Schulte owns an equity interest in Tortoise Holdings, LLC, the sole member of TCA, and thus benefits from increases in the net income of TCA.  Mr. Schulte and Ms. Sandring each own an equity interest in Corridor, and each thus benefits from increases in the net income of Corridor.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TORTOISE CAPITAL RESOURCES CORPORATION

Dated: June 8, 2012	By:	/s/ David J. Schulte
David J. Schulte
Chief Executive Officer and President

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